UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 11, 2008
DIAMOND FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 S. Diamond Street
Stockton, California		95205

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (209) 467-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On September 15, 2008, Diamond Foods, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, the Lenders party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager. The Credit Agreement was entered into in connection with the Company’s closing on September 15, 2008 of its acquisition of certain assets, and assumption of certain liabilities, relating to the Pop Secret® brand of microwave popcorn from General Mills pursuant to the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated August 13, 2008, with General Mills (the “Asset Purchase”), previously disclosed on a Current Report on Form 8-K filed on August 13, 2008.
     The Credit Agreement provides for a five-year unsecured term loan facility (the “Term Loan”) of $125 million and a revolving credit facility of up to $125 million (the “Revolving Facility,” and together with the Term Loan Facility, the “Credit Facility”). In the three years following the closing of the Credit Agreement, the Company may request an increase of up to $50 million in the amount available under the Credit Facility.
     Concurrently with its entry into the Credit Agreement, the Company borrowed an aggregate of $190 million under the Credit Facility, consisting of a $125 million Term Loan and $65 million of loans under the Revolving Facility. The borrowings were used to fund the Asset Purchase and related expenses.
     Borrowings under the Credit Facility will accrue interest either (at the election of the Company) at (i) Bank of America’s publicly-announced prime rate then in effect, plus a margin of up to 1.50%, based upon the Company’s ratio of funded indebtedness to EBITDA (and which will initially be 1.50%), or (ii) at the London interbank offered rate then in effect, plus a margin of between 1.00% and 2.50%, based on the Company’s ratio of funded indebtedness to EBITDA (and which will initially be 2.50%). The outstanding principal of the Term Loan is payable quarterly, in amounts initially of $2,500,000 per quarter, increasing over time to $13,750,000 per quarter. The Credit Agreement provides for prepayments from time to time under certain circumstances, including for a portion of excess cash flow, asset sales, equity offerings and other debt financings. The Credit Facility matures on September 15, 2013, at which time all outstanding borrowings under the Credit Facility will become due.
     The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Negative covenants include, among others, limitations on incurrence of liens, limitations on incurrence of additional indebtedness, limitations on mergers and acquisitions and limitations on asset sales. The Credit Agreement includes financial covenants requiring that the Company not (i) permit its net worth to be less than an amount equal to $112,500,000, plus 50% of annual net income, and 100% of the proceeds of any sales of equity securities; (ii) permit the ratio of its funded indebtedness to its EBITDA for each four fiscal quarter period to exceed 3.50 to 1.00 during the periods ending from the closing through April 29, 2009, 3.25 to 1.00 during the periods ending from April 30, 2009 through July 30, 2009, 3.00 to 1.00 during the periods ending from July 31, 2009 through April 30, 2010, or 2.50 to 1.00 during the periods ending on or after May 1, 2010; or (iii) permit the ratio of its EBITDA less its capital expenditures and taxes, to the sum of its interest expense, regularly scheduled payments of principal of indebtedness and any amounts paid as dividends or to repurchase capital stock, to be less than 1.10 to 1.00 during the period from the closing through April 30, 2009, or 1.25 to 1.00 during the period on or after May 1, 2009.

     The Credit Agreement contains customary events of default, including, among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, violation of covenants, cross-defaults with certain other indebtedness, certain undischarged judgments, bankruptcy, insolvency or inability to pay debts, the occurrence of certain ERISA events, or a change of control. Upon the occurrence and during the continuance of an event of default, the Lenders may declare the loans and all other obligations under the Credit Agreement immediately due and payable.
     The foregoing description of Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is provided as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
Item 1.02. Termination of a Material Definitive Agreement
     In connection with its entry into the Credit Agreement as described in Item 1.01 above, the Company repaid outstanding borrowings under certain of its existing credit facilities and terminated the agreements related to these facilities.
     On September 11, 2008, the Company repaid all principal and accrued interest outstanding under its 7.35% Series A Senior Notes, due December 1, 2013 (the “Notes”), issued pursuant to the Note Purchase Agreement dated July 17, 2001, among the Company, Teachers Insurance and Annuity Association of America and Connecticut General Life Insurance Company, as amended (the “Note Purchase Agreement”) . The Company repaid the Notes using its existing cash balances. As a result of the Company’s repayment of the Notes prior to their maturity date, the Company paid an aggregate prepayment fee of $2.6 million to the holders of the Notes, pursuant to the terms of the Note Purchase Agreement.
     On September 15, 2008, the Company terminated the Credit Agreement dated December 2, 2004, between the Company and Bank of the West and the Master Loan Agreement dated February 23, 2004, between the Company and CoBank ACB, as amended. No borrowings were outstanding under either of these agreements.
Item 2.01. Completion of Acquisition or Disposition of Assets
     As described above in Item 1.01, effective as of September 15, 2008, the Company completed the Asset Purchase for the previously disclosed purchase price of approximately $190 million in cash. The purchase price is subject to a post-closing adjustment based upon inventory at closing. The purchased assets include certain intellectual property, business and customer information, contracts, inventory and equipment. Other than in respect of the transactions contemplated by the Asset Purchase Agreement, there are no material relationships between the Company or any director or officer of the Company, or any associate of any director or officer of the Company, and General Mills.
     The Company used proceeds of borrowings under the Credit Agreement (described more fully in Item 1.01 and 2.03) to fund the acquisition and to pay related transaction fees and expenses. The information set forth in Item 1.01 and 2.03 of this Form 8-K is hereby incorporated into this Item 2.01 by reference.
     A copy of the Asset Purchase Agreement is filed as Exhibit 2.1 to this report. A copy of the Company’s press release announcing the closing of the Asset Purchase is filed as Exhibit 99.2 to this report.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The description of the Credit Agreement, and borrowings thereunder, set forth in Item 1.01 above is hereby incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits.

Exhibit	Description
2.1	Asset Purchase Agreement dated August 13, 2008, by and between Diamond Foods, Inc. and General Mills, Inc.

99.1	Credit Agreement, dated as of September 15, 2008, among Diamond Foods, Inc., the Lenders party thereto, Bank of America, N.A., and Banc of America Securities LLC.

99.2	Diamond Foods, Inc. press release dated September 15, 2008, announcing the completion of its acquisition of Pop Secret® from General Mills.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: September 17, 2008	By:	/s/ Steven Neil
		Name:	Steven M. Neil
		Title:	EVP, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Asset Purchase Agreement dated August 13, 2008, by and between Diamond Foods, Inc. and General Mills, Inc.

99.1	Credit Agreement, dated as of September 15, 2008, among Diamond Foods, Inc., the Lenders party thereto, Bank of America, N.A. and Banc of America Securities LLC.

99.2	Diamond Foods, Inc. press release dated September 15, 2008, announcing the completion of its acquisition of Pop Secret® from General Mills.